UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 14, 2008
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01.	Other Events.
     On July 14, 2008, California Water Service Group (the “Company”) announced that it will redeem all 139,000 outstanding shares of its 4.4% Series C preferred stock, par value $25 per share (the “Preferred Stock”) on August 15, 2008. The Preferred Stock will be redeemed in cash at a redemption price of $26.75 per share, plus all accrued and unpaid dividends in respect of the Preferred Stock up to but not including the redemption date. After completion of the redemption there will not be any Preferred Stock remaining outstanding. The Preferred Stock is currently quoted on the OTC Bulletin Board under the symbol “CWSCP.” The transaction will be completed through American Stock Transfer & Trust Company LLC in accordance with the Certificate of Incorporation of the Company.
     A copy of the Company’s press release announcing the redemption is attached to this report as Exhibit 99.1 and is hereby incorporated by reference to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued July 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: July 14, 2008	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer and Treasurer